EXHIBIT 5.1
David B. Braun
313 983 7454
braun@butzel.com
Suite 100 150 West Jefferson
Detroit, Michigan 48226
T: 313 225 7000 F: 313 225 7080
butzel.com
March 7, 2007
Covansys Corporation
32605 W. 12 Mile Rd.
Suite 250
Farmington Hills, MI 48334

Re:	Registration Statement on Form S-8 of 2,000,000 Shares of Common Stock, No Par Value, with Proposed Aggregate Offering Price of $48,640,000
Ladies and Gentlemen:
          We have acted as counsel to Covansys Corporation, a Michigan corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission to register up to $48,640,000 in aggregate value of 2,000,000 Shares of Common Stock, No Par Value (the “Common Stock”), to be issued pursuant to the Company’s 2007 Stock Option Plan (the “Stock Option Plan”). We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock covered by the Registration Statement, when issued in accordance with the terms of the Stock Option Plan, will be, when issued, legally issued, fully paid and non-assessable. Further, we hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
BUTZEL LONG
David Braun, Esq.
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